Exhibit 99.1

Duck Creek Technologies Announces New Chief Financial Officer

Company appoints experienced cloud-technology finance executive, Kevin Rhodes, as incoming CFO

Boston (March 14, 2022) – Duck Creek Technologies (Nasdaq: DCT), a leading, global technology solutions provider to the property and casualty (P&C) insurance industry, announces the appointment of Kevin Rhodes, CPA as chief financial officer (CFO), effective April 4, 2022. Rhodes is an accomplished public-company senior leader, having served as a chief financial executive at multiple, innovative publicly-traded technology companies. He is intimately familiar with the software-as-a-service (SaaS) business model and has a successful track record in building and leading innovative technology companies, including SaaS, payments, and services. Prior to joining Duck Creek, Rhodes served as CFO of Boston-based Finvi, formerly Ontario Systems, a leading provider of AI-driven software and payments solutions. He previously held CFO positions at Markforged (NYSE: MKFG) from 2018-2020; Brightcove (Nasdaq: BCOV) from 2014-2018; PlumChoice from 2009-2014; and at Edgewater Consulting (Nasdaq: EDGW) from 2000-2009.

“Kevin’s financial acumen and leadership in dynamic, innovative publicly-traded SaaS businesses will be a tremendous asset to Duck Creek as we continue accelerating our global business strategy,” said Mike Jackowski, CEO of Duck Creek. “I am thrilled to welcome Kevin to Duck Creek as CFO and am confident his talent will help us to continue creating value for customers, partners and shareholders.”

Rhodes added, “It’s an honor to join such a highly-innovative team and I’m energized by the company’s genuine passion to bring market-leading, cloud-based solutions to the global property and casualty insurance industry.”

Current CFO Vincent Chippari will retire on April 15, 2022 and will resign his position as CFO effective April 4, 2022. Chippari joined Duck Creek in September 2016 and was instrumental in Duck Creek’s carve-out from Accenture and its successful IPO in August 2020.

“I am grateful for Vinny’s leadership and vision over the past six years. Vinny was instrumental in Duck Creek’s very successful public offering during the height of the pandemic and he is a world-class finance executive. On behalf of the entire Duck Creek team, I thank Vinny for his years of leadership and wish him well in his retirement,” added Jackowski.

“It has been a privilege to serve as CFO of Duck Creek during this exciting time in its history. I am proud of the work we have done to establish Duck Creek as the leading core system SaaS provider for the P&C industry. I have great confidence that Kevin’s technology and public company CFO experience will make him an invaluable addition to the leadership team,” said Chippari.

Rhodes joins Duck Creek with more than 20 years of experience serving as a CFO in high-growth SaaS, platform and technology companies. He is a Certified Public Accountant since 1994. Rhodes earned his bachelor’s degree from Merrimack College with a dual major in accounting and finance. He subsequently earned his MBA from Babson F.W. Olin Graduate School of Business, graduating summa cum laude. Rhodes currently serves as a member of the Board of Trustees of Merrimack College.

About Duck Creek Technologies

Duck Creek Technologies is a leading provider of core system solutions to the P&C and general insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise software-as-a-service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

For more information, visit www.duckcreek.com.

FORWARD LOOKING STATEMENTS

This press release includes certain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects” and other similar words.  Forward-looking statements, including statements regarding the company’s future operations and prospects, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek's latest Annual Report on Form 10-K, including under the caption ”Risk Factors,” and Duck Creek’s subsequent filings with the SEC. Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.